Exhibit 23.6


                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Kroll Inc. on Form S-8 of our report dated March 28, 2001, on the December 31, 2000 consolidated financial statements of Factual Data Corp. appearing in the Annual Report on Form 10-K of Factual Data Corp. for the year ended December 31, 2000.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado


September 19, 2003